AMENDED AND RESTATED FIRST SUPPLEMENTAL INDENTURE dated as of the 10th day of August, 2001, originally called the First Supplemental Indenture dated as of the 25th day of May, 2001, among
(i) FOSTER WHEELER LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the "COMPANY") and successor by merger to the obligations of Foster Wheeler Corporation, a corporation organized and existing under the laws of the State of New York ("FWC"); (ii) FOSTER WHEELER USA CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware ("USA CORP."); (iii) FOSTER WHEELER ENERGY INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware; ("ENERGY INTERNATIONAL"); (iv) FOSTER WHEELER ENERGY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware ("ENERGY CORP." and together with USA Corp. and Energy International, the "CO-OBLIGORS" and each a "CO-OBLIGOR"); (v) FOSTER WHEELER INC., a corporation duly organized and existing under the laws of the State of Delaware, formerly known as Foster Wheeler US Holdings, Inc. ("FW INC."); (vi) FOSTER WHEELER INTERNATIONAL HOLDINGS, INC., a company duly organized and existing under the laws of the State of Delaware ("INTERNATIONAL HOLDINGS"); (vii) FOSTER WHEELER LTD., a corporation duly organized and existing under the laws of Bermuda ("FW LTD."); (viii) FOREIGN HOLDINGS LTD., a company duly organized and existing under the laws of Bermuda ("FH LTD." and together with FW Inc., International Holdings and FW Ltd. the "NEW GUARANTORS" and each, a "NEW GUARANTOR"); and (ix) BNY MIDWEST TRUST COMPANY, an Illinois banking corporation, as Trustee (the "TRUSTEE") and successor to the obligations of Harris Trust and Savings Bank, an Illinois banking corporation ("Harris Trust").

                     WHEREAS, FWC and Harris Trust, have entered into an Indenture dated as of November 15, 1995 (the "Indenture") to provide for the issuance from time to time of FWC's unsecured debentures, notes or other evidences of indebtedness, which may be convertible into shares of Capital Stock (as such term is defined in the Indenture) of FWC to be issued in one or more series.

                     WHEREAS, Section 801 of the Indenture provides that the Company shall expressly assume, by supplemental indenture satisfactory in form to the Trustee, the due and punctual payment of the principal of and any premium and interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed and observed by FWC.

                     WHEREAS, Section 901 of the Indenture provides that FWC may enter into one or more supplemental indentures without the written consent of any Holders (as such term is defined in the Indenture), when authorized by Board Resolutions (as such term is defined in the Indenture) and in form satisfactory to the Trustee, to add to the covenants of FWC for the benefit of the Holders of all or any Series of Securities or to surrender any right or power herein conferred upon FWC.

                     WHEREAS, all acts and things prescribed by the Indenture, by law and by the Certificate of Incorporation and the by-laws of the Company, the Co-obligors, the New Guarantors and of the Trustee necessary to make this Amended and Restated First Supplemental Indenture a valid instrument legally binding on the Company, the Co-obligors, the New Guarantors and the Trustee, in accordance with its terms, have been duly done and performed.

                     WHEREAS, FWC on November 15, 1995 issued $200 million in aggregate principal amount of its 6 3/4% Notes due
November 15, 2005 (the "NOTES") pursuant to the Indenture on behalf of the holders from time to time of the Notes (the "Noteholders"); and

                     WHEREAS, USA Corp., Energy International and Energy Corp. issued a Guaranty dated February 12, 1999 (the "Guaranty") to guaranty as primary obligor the full and prompt payment when due (whether at the stated maturity, by acceleration of otherwise) of the principal of, premium, if any, and interest on, the Notes, together with all the other obligations and liabilities of FWC to the Noteholders in respect of the Notes and to Harris Trust in its capacity as such under the Indenture (including, in each case, without limitation, indemnities, fees and interest thereon), whether now existing or hereafter incurred, and the due performance and compliance by FWC with all of the terms, conditions and agreements contained in the Notes and the Indenture to Harris Trust and the Noteholders.

                     WHEREAS, all conditions precedent to supplement the Indenture have been met.

                     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Co-obligors, the New Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and proportionate benefit of the Noteholders or of series thereof.

1.         SECTION 101.        DEFINITIONS.

                     1.1 The definition of "PAYING AGENT" set forth in Section 101 of the Indenture is hereby amended to read in its entirety as follows:

                     "PAYING AGENT" means any Person authorized by the Company, any Co-obligor or any New Guarantor to pay the principal of or any premium or interest on any Securities on behalf of the Company, a Co-obligor or a New Guarantor.

                     1.2 The definitions of "CO-OBLIGOR" and of "CO-OBLIGOR REQUEST" are hereby added after the definition of "Convertible Holder" to read in its entirety as follows:

                     "CO-OBLIGOR" means each of USA Corp., Energy International, Energy Corp. until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Co-obligor" shall mean such successor Person.

                     "CO-OBLIGOR REQUEST" means a written request signed in the name of any Co-obligor by both (i) its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its President or a Vice President, and
(ii) its Treasurer, an Assistance Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                     1.3 The definitions of "NEW GUARANTOR" and of "NEW GUARANTOR REQUEST" are hereby added after the definition of "NASDAQ" to read in its entirety as follows:

                     "NEW GUARANTOR" means each of FW Inc., International Holdings, FW Ltd. and FH Ltd. until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "New Guarantor" shall mean such successor Person.

                     "NEW GUARANTOR REQUEST" means a written request signed in the name of any New Guarantor by both (i) its Chairman of the Board of Directors, its Vice Chairman of the Board of Directors, its President or a Vice President, and (ii) its Treasurer, an Assistance Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

2.         SECTION 1001. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST

                     2.1 Section 1001 is hereby amended to read in its entirety as follows:

                     The Company, each Co-obligor and each New Guarantor, jointly and severally, covenant and agree for the benefit of each series of Securities that they will duly and punctually pay or cause to be paid the principal of, and any premium and interest on, the Securities of that series and all amounts due to the Trustee in accordance with the terms of the Securities and this Indenture.

3.         SECTION 1003.  MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST

                     3.1 Any reference made in Section 1003 to the "Company" is hereby amended to include the "Company" and/or a "Co-obligor" and/or a "New Guarantor".

                     3.2 Any reference made in Section 1003 to the "Company Request" is hereby amended to include "the Company Request and/or the Co-obligor Request and/or the New Guarantor Request".

4.         SECTION 1006.                  CERTIFICATE OF COMPLIANCE

                     4.1 The language in Section 1006 is hereby amended to read in its entirety as follows:

                     The Company, each Co-obligor and each New Guarantor shall deliver a certificate of its compliance to the Trustee on or before April 30 of each year pursuant to section 314(a)(4) of the Trust Indenture Act.

5.         MISCELLANEOUS

                     5.1 Pursuant to Section 801 of the Indenture, the Company hereby expressly assumes the due and punctual payment of the principal of and any premium and interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed and observed by FWC.

                     5.2 The Guarantors (as defined in the Guaranty) shall become co-obligors under the Guaranty.

                     5.3 The New Guarantors will become guarantors under the Guaranty.

                     5.4 The New Guarantors agree to be bound by the Guaranty.

6.         FINAL PROVISIONS

                     Except as amended and supplemented hereby, the Indenture is hereby ratified and confirmed in all respects and shall remain in full force and effect.

                     This Amended and Restated First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                     The parties may sign any number of copies of this Amended and Restated First Supplemental Indenture and may sign such in counterparts. Each signed counterpart copy shall be an original, but all of them together represent the signed agreement. One signed copy is enough to prove this Amended and Restated First Supplemental Indenture.

                     This Amended and Restated First Supplemental Indenture shall become effective on August 10, 2001, and shall relate back to the obligations of the Co-Obligors and the New Guarantors as if it had been entered into as of May 25, 2001.



                                      * * *

                     IN WITNESS WHEREOF, the parties have caused this Amended and Restated First Supplemental Indenture to be duly executed as of the date first above written.


                     FOSTER WHEELER LLC

                     By______________________________
                         Name:   Gilles A. Renaud
                         Title:  Managing Director


                     FOSTER WHEELER USA CORPORATION

                     By______________________________
                         Name:  Robert A. Koeckert
                         Title: Treasurer


                     FOSTER WHEELER ENERGY INTERNATIONAL, INC.

                     By______________________________
                         Name:  Henry E. Bartoli
                         Title: President


                     FOSTER WHEELER ENERGY CORPORATION

                     By______________________________
                         Name:  Robert A. Koeckert
                         Title: Treasurer

                     FOSTER WHEELER INC.



                     By:
                          --------------------------------------------------
                          Name:  Steven I. Weinstein
                          Title: Vice President & Deputy General Counsel

                     FOSTER WHEELER INERNATIONAL
                     HOLDINGS, INC.


                     By:
                          --------------------------------------------------
                          Name:  Steven I. Weinstein
                          Title: Vice President & Deputy General Counsel



                     FOSTER WHEELER LTD.



                     By:
                          --------------------------------------------------
                          Name:   Gilles A. Renaud
                          Title:  President



                     FOREIGN HOLDINGS LTD.



                     By:
                          --------------------------------------------------
                          Name:    Gilles A. Renaud
                          Title:   President


                     BNY MIDWEST TRUST COMPANY

                     By______________________________
                         Name:
                         Title: